Exhibit 99.2

NEWS RELEASE

NASDAQ ANNOUNCES 10% INCREASE IN QUARTERLY DIVIDEND

TO $0.54 PER SHARE

NEW YORK, April 21, 2021 — The Board of Directors of Nasdaq, Inc. (Nasdaq: NDAQ) has declared a regular quarterly dividend of $0.54 per share on the company’s outstanding common stock. The dividend is payable on June 25, 2021 to shareholders of record at the close of business on June 11, 2021. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NEWS RELEASE

Media Relations Contact:

Will Briganti

+1.646.964.8169

william.briganti@nasdaq.com

Investor Relations Contact:

Ed Ditmire, CFA

+1.212.401.8737

ed.ditmire@nasdaq.com

-NDAQF-